                                                                     EXHIBIT 2.1

                          THE IMPLEMENTATION AGREEMENT



                      CHIP APPLICATION TECHNOLOGIES LIMITED



                                       AND



                                  NOVATEC INC.







                            IMPLEMENTATION AGREEMENT

THIS IMPLEMENTATION AGREEMENT is made the 2nd day of September, 1999

BETWEEN CHIP APPLICATION TECHNOLOGIES LIMITED ACN 057 883 333 of Level 5, 152 - 162 Riley Street, East Sydney in the State of New South Wales ("C.A.T.")

AND NOVATEC INC. ARBN 089 327 882 a company incorporated in the State of Delaware, USA whose Australian registered office is located at Level 15, The Ernst & Young Building, 321 Kent Street, Sydney in the State of New South Wales ("NOVATEC INC.")

RECITALS

A.      The C.A.T. Shares are listed on the ASX.

B. C.A.T. has been advised that it would be advantageous and in the interests of C.A.T. Shareholders for the holding company of the C.A.T. Group to be a company incorporated in the United States of America and to have a listing on the ASX and on The Nasdaq SmallCap Market in the United States. NovaTec Inc. will apply for a listing on ASX prior to implementation of the Schemes and will consider making an application for a listing on The Nasdaq SmallCap Market after implementation of the Schemes.

C. For this purpose the Schemes have been proposed which provide, among other things, for:

        (i) the transfer of the C.A.T. Shares to NovaTec Inc. following which NovaTec Inc. will become the parent company of C.A.T.;

        (ii) the issue by NovaTec Inc. on the Shares Scheme Implementation Date, with effect from the Effective Date, to each Scheme Shareholder of a number of NovaTec Inc. Shares (credited as fully paid) equal in number to the C.A.T. Shares of which each Scheme Shareholder is registered as holder at Close of Registers;

        (iii) the deeming from the Effective Date of any Statement of Holding issued in respect of C.A.T. Shares to be a Statement of Holding issued in respect of NovaTec Inc. Shares until a new Statement of Holding or certificate is issued by NovaTec Inc.;

        (iv)    variation of all C.A.T. Options so as to:

                (A) exclude any provision which allows C.A.T. to elect to have a parent company of C.A.T. issue a share in the parent company for each unexercised C.A.T. Option;

                (B) replace all references referred to in clause 10.1 under the heading, "Method of Exercise of Options" to "100" with a reference to "100"; and

                (C) include an overriding provision which prevents the options being exercised if, at the time of exercise, C.A.T. is not a listed company and is a subsidiary of another company;



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                                        3

        (v) the issue by NovaTec Inc. to the Scheme Optionholders on the Options Scheme Implementation Date of NovaTec Inc. Options equal in number to the C.A.T. Options of which the Scheme Optionholder is registered as holder at Close of Registers so as to provide that upon exercise of the NovaTec Inc. Option the holder of the NovaTec Inc. Option will obtain shares in NovaTec Inc.

D. Each of C.A.T. and NovaTec Inc. consider that it is to its advantage that NovaTec Inc. should acquire the C.A.T. Shares, that the terms of the C.A.T. Options be varied and that new NovaTec Inc. Options should be issued by NovaTec Inc. to the Scheme Optionholders on the Options Scheme Implementation Date, and that the acquisitions, variations and issues should be effected pursuant to the terms of the Schemes.

E. Implementation of the Schemes is subject to the conditions precedent referred to below.

OPERATIVE PROVISIONS

1       DEFINITIONS AND INTERPRETATION

1.1     Definitions

In this agreement unless the context otherwise requires:

"AEST" means Australian Eastern Standard Time, being the time in Sydney, New South Wales.

"ASIC" means the Australian Securities and Investments Commission.

"ASSOCIATE" has the meaning given by the Corporations Law.

"ASX" means Australian Stock Exchange Limited.

"BUSINESS DAY" means a business day as defined in the Listing Rules.

"C.A.T." means Chip Application Technologies Limited ACN 057 883 333 and, where the context permits, includes its subsidiaries.

"C.A.T. GROUP" means C.A.T. and any of its subsidiaries.

"C.A.T. OPTIONS" means all options issued by C.A.T. including those set out in
Schedule 1.

"C.A.T. OPTIONHOLDERS" means holders of C.A.T. Options.

"C.A.T. SHAREHOLDERS" means holders of C.A.T. Shares.

"C.A.T. SHARES" means fully paid ordinary shares in the capital of C.A.T.

"CHARTER DOCUMENTS" means the Certificate of Incorporation and By-Laws of NovaTec Inc.

"CLOSE OF REGISTERS" means 5.00 pm (AEST), or in the case of proper SCH transfers such time as permitted by SCH, on the Record Date.

"COMPANY" means C.A.T. or NovaTec Inc. as the context requires.

"CONSOLIDATION RESOLUTION" means the ordinary resolution to approve the consolidation of C.A.T.'s share capital on a one-for-ten basis.

"COURT" means the Supreme Court of New South Wales.

"COURT APPROVAL" means the order of the Court to approve the Shares Scheme and the Options Schemes pursuant to Section 411(4) of the Corporations Law.

"COURT APPROVAL DATE" means the date upon which the Court makes orders approving the Shares Scheme and the Options Scheme.

"DEFERRED SETTLEMENT" means a settlement in the trading of NovaTec Inc. Shares in which the obligation to settle on a trade date plus three business days is deferred until the time fixed by the ASX (following the despatch of a Statement of Holding).

"DGCL" means the Delaware General Corporation Law, as amended.

"DIRECTOR" or "BOARD" means the directors of C.A.T., whose names are set out in
Part 3 section 2 of the Information Memorandum.

"EFFECTIVE DATE" means the date on which an office copy of the Court Approval is lodged with the ASIC.

"ENTITLEMENT DATE" means the date 48 hours prior to the Court-ordered Meetings of C.A.T. Shareholders and C.A.T. Optionholders to approve the Schemes of Arrangement.

"EXPLANATORY STATEMENT" means the statement in relation to the Schemes which complies with Section 412(l) of the Corporations Law.

"FIRST COURT-ORDERED MEETING" means the meeting of C.A.T. Shareholders convened by order of the Court pursuant to section 411 of the Corporations Law to consider, and if thought fit, to agree to the Shares Scheme.

"IMPLEMENTATION AGREEMENT" means this agreement.

"INFORMATION MEMORANDUM" means the Information Memorandum for the Proposed Schemes of Arrangement between C.A.T. and its shareholders and optionholders in relation to the proposal from NovaTec Inc. and for the Extraordinary General Meeting of C.A.T. shareholders.

"LISTING RULES" means the Official Listing Rules of the ASX.

"MEETINGS" means the First Court-ordered Meeting and the Second Court-ordered Meeting.

"NOVATEC INC." means NovaTec Inc. ARBN (089 327 882) a company incorporated in the State of Delaware, USA.

"NOVATEC INC. OPTIONHOLDER" means the holder of NovaTec Inc. Options.

"NOVATEC INC. OPTIONS" means the options in NovaTec Inc. issued upon the same terms and conditions (excluding the variation pursuant to the Options Scheme which prevents double exercise of the NovaTec Inc. Options and the C.A.T. Options) as the C.A.T. Options.

"NOVATEC INC. SHARE OPTION DEED" means each of the share option deeds in respect of NovaTec Inc. Options between C.A.T., NovaTec Inc., and each of the Other Parties.

"NOVATEC INC. SHARES" means fully paid common stock in NovaTec Inc.

"OFFICIAL LIST" means the official list of ASX.

"OPTIONS SCHEME IMPLEMENTATION DATE" means the day which is one (1) Business Day after the Shares Scheme Implementation Date.

"OPTION REGISTER" means the register of holders of C.A.T. Options and includes any branch register.

"OPTIONS SCHEME" means the scheme of arrangement between C.A.T. and the C.A.T. Optionholders set out in this Information Memorandum, subject to any alterations or conditions made or required pursuant to subsection 411(6) of the Corporations Law.

"OTHER PARTIES" means each of Alexander S. Dawson, Lance D O'Connor, N.S. Dawson, Jenolan Pty Ltd (ACN 061 674 691), Medi-Box Pty Limited (ACN 070 649
320) and J Malkin as trustee of the Adelphi Superannuation Fund.

"PRELIMINARY EVENTS" means the events mentioned in clause 1.1 in Part III of each of the Shares Scheme and the Options Scheme.

"PROPER SCH TRANSFER" has the meaning given in the Corporations Law (relating to the Exchange's electronic settlement and transfer system called "CHESS").

"PUT AND CALL OPTION DEED" means each of the put and call option deeds in respect of C.A.T. Shares between C.A.T., NovaTec Inc. and each of the Other Parties.

"RECORD DATE" means the date 5 Business Days after the Effective Date.

"REGISTERED ADDRESS" means the address recorded in the Share Register.

"RESOLUTION 1" means the resolution to be considered by C.A.T. Shareholders at an extraordinary general meeting dated on or about 25 October 1999 to confirm and endorse a resolution of the Board of Directors' to allot and issue bonus shares in the capital of C.A.T.

"RESOLUTION 2" means the resolution to be considered by C.A.T. Shareholders at an extraordinary general meeting dated on or about 25 October 1999 to approve the consolidation of all of the share capital of C.A.T. on a one-for-one basis.

"SCH" means the securities clearing house.

"SCHEMES" means the Shares Scheme and the Options Scheme.

"SCHEME OPTIONHOLDER" means each person who is registered in the Options Register as the holder of Options as at the Close of Registers.



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                                        6

"SCHEME SHAREHOLDER" means each person who is registered in the Share Register at the Close of Registers as the holder of C.A.T. Shares, after the registration by C.A.T. of transfers and transmissions in accordance with the Shares Scheme.

"SECOND COURT-ORDERED MEETING" means the meeting of C.A.T. Optionholders convened by order of the Court pursuant to section 411 of the Corporations Law to consider and if thought fit, to agree to the Options Scheme.

"SHARES SCHEME IMPLEMENTATION DATE" means the, day which is eight (8) Business Days after trading in the NovaTec Inc. Shares on a Deferred Settlement basis commences.

"SHARE REGISTER" means the register of C.A.T. Shareholders and includes any branch register.

"SHARE REGISTRY" means Computershare Registry Services Pty Ltd, Level 3, 60 Carrington Street, Sydney, NSW, 2000.

"SHARES SCHEME" means the scheme of arrangement between C.A.T. and the C.A.T. Shareholders set out in this Information Memorandum, subject to any alterations or conditions made or required pursuant to subsection 411(6) of the Corporations Law.

"STATEMENT OF HOLDING" when used in relation to C.A.T. Shares or NovaTec Inc. Shares held or to be allotted to a person who has elected in a form acceptable to C.A.T. and NovaTec Inc. to hold those C.A.T. Shares or NovaTec Inc. Shares in uncertificated form includes a statement or certificate showing the holdings of those C.A.T. Shares or NovaTec Inc. Shares which conforms with the business rules of the ASX.

"UNDERLYING C.A.T. SHARES" means the shares underlying each of the C.A.T. Options held by the Other Parties.

"USA" or "UNITED STATES" means the United States of America.

1.2     Interpretation

        Unless expressed to the contrary:

        (a)     the singular includes the plural and vice versa;

        (b)     each gender includes each other gender;

        (c) terms binding more than one person shall be construed as binding them jointly and severally;

        (d)     references to persons include references to corporations;

        (e) references to clauses by number are references to the numbered clauses of this agreement and references to sections by number are references to the numbered sections of the Explanatory Statement in the Scheme booklet to be sent to C.A.T. Shareholders and C.A.T. Optionholders;

        (f) headings and sub-headings shall not affect the construction of the substantive provisions of this document;



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                                        7

        (g) terms defined in the Corporations Law and the Listing Rules shall bear their defined meaning where used in this document; and

        (h) references to "AUD$" means Australian dollars and "US$" means American dollars.

2       UNDERTAKINGS BY C.A.T.

        In consideration of the undertakings given by NovaTec Inc. pursuant to this document, C.A.T. agrees to:

        (a)     pay to NovaTec Inc. a fee of AUD$20,000.00;

        (b) do all such things and to execute all such deeds and other documents that may be necessary or expedient on its part to implement the Schemes including, without limitation:

                (i)     to apply to the Court pursuant to the provisions of
                        Section 411(1) of the Corporations Law for orders convening a meeting of the holders of C.A.T. Shares and a meeting of the holders of C.A.T. Options;

                (ii) if the Schemes are approved at the meetings held for the purposes of the Shares Scheme and the Options Scheme, to seek the approval of the Court to the Schemes pursuant to Section 411(4) of the Corporations Law;

                (iii) if the Court Approval is granted by the Court, to lodge forthwith with ASIC a copy of the Court Approval together with such other documents as may be required pursuant to the Corporations Law;

                (iv) to make application for any relevant approval of the regulatory authorities in Australia to the issue of NovaTec Inc. Shares to holders of C.A.T. Shares and C.A.T. Options pursuant to the terms of the Schemes;

                (v) if shareholder confirmation and endorsement is given at the Extraordinary Meeting on 25 October 1999 in relation to Resolution 1, Court Approval is granted for the Schemes and ASX approval is granted for the listing of NovaTec Inc. on the ASX and all conditions (if any) relating to this approval are satisfied, to allot and issue bonus shares to certain C.A.T. Shareholders in accordance with a resolution of the Board;

                (vi) if shareholder approval is given at the Extraordinary Meeting on 25 October 1999 in relation to Resolution 2, Court Approval is granted for the Schemes and ASX approval is granted for the listing of NovaTec Inc. on the ASX and any conditions relating to this approval are satisfied, to consolidate the C.A.T. Shares and C.A.T. Options on a one-for-ten basis as at 12:02am on the Effective Date; and

        (c) enter into a deed with NovaTec Inc. and the directors of NovaTec Inc. pursuant to which the directors of NovaTec Inc. undertake to resign from their office as



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                                        8

                directors of NovaTec Inc. on or about the Shares Scheme Implementation Date and the directors of NovaTec Inc. also agree to procure the appointment of A.S. Dawson, D. MacSmith, L.D. O'Connor and D. Mount as directors of NovaTec Inc. on or about the Shares Scheme Implementation Date.

3       UNDERTAKINGS BY NOVATEC INC.

        In consideration of the undertakings given by C.A.T. pursuant to this document, NovaTec Inc. agrees to do all things and execute all such deeds and other documents that may be necessary or expedient on its part to implement the Schemes including, without limitation:

        (a) apply for admission to the Official List and for quotation of the NovaTec Inc. Shares on ASX;

        (b) change its name to a name of C.A.T.'s choice when directed in writing by C.A.T. and if the Schemes are not implemented in accordance with the Information Memorandum, give up all rights or licences to the new name and change its name to a name which does not include any reference to "C.A.T.", or "Chip Application Technologies" or any substantially identical or deceptively similar name on such date as is notified by C.A.T. in writing;

        (c) issue on the Shares Scheme Implementation Date, with effect from the Effective Date, to each Scheme Shareholder a number of NovaTec Inc. Shares (credited as fully paid) equal in number to the C.A.T. Shares of which the Scheme Shareholder is registered as holder at the Close of Registers;

        (d) issue to each Scheme Optionholder on the Options Scheme Implementation Date and with effect from the Options Scheme Implementation Date, a certificate for the same number of NovaTec Inc. Options as the number of C.A.T. Options of which the Scheme Optionholder is registered as holder at the Close of Registers;

        (e) enter in NovaTec Inc.'s share register situated in Sydney on the Shares Scheme Implementation Date, with effect from the Effective Date, the name and address of each Scheme Shareholder as the holder of the NovaTec Inc. Shares issued or transferred to that Scheme Shareholder pursuant to clause 3(c);

        (f) deem with effect from the Effective Date a Statement of Holding issued in respect of C.A.T. Shares to be a Statement of Holding issued in respect of NovaTec Inc. Shares until a new Statement of Holding or certificate is issued by NovaTec Inc.;

        (g) enter in NovaTec Inc.'s option register situated in Sydney on the Options Scheme Implementation Date, with effect from the Options Scheme Implementation Date, the name and address of each Scheme Optionholder as the holder of the NovaTec Inc. Options issued to that Scheme Optionholder pursuant to clause 3(d);

        (h) deem with effect from the Options Scheme Implementation Date a Statement of Holding issued in respect of C.A.T. Options to be a Statement of Holding issued in respect of NovaTec Inc. Options until a new Statement of Holding is issued by NovaTec Inc;



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                                        9

        (i) to enter into the Put and Call Option Deeds and the NovaTec Inc. Share Option Deeds as soon as possible after execution of this document; and

        (j) enter into a deed with C.A.T. and the directors of NovaTec Inc. pursuant to which the directors of NovaTec Inc. undertake to resign from their office as directors of NovaTec Inc. on or about the Shares Scheme Implementation Date and the directors of NovaTec Inc. also agree to procure the appointment of A.S. Dawson, D. MacSmith, L.D. O'Connor and D. Mount as directors of NovaTec Inc. on or about the Shares Scheme Implementation Date.

4       FURTHER UNDERTAKINGS BY NOVATEC INC.

4.1 In consideration of the undertakings given by C.A.T. pursuant to this agreement, NovaTec Inc. agrees and undertakes to sign all documents and do all things necessary to procure the listing of the NovaTec Inc. Shares by the ASX (subject to Court Approval of the Schemes) as soon as practicable after executing this agreement.

4.2 In consideration of the undertakings given by C.A.T. pursuant to this agreement, NovaTec Inc. also agrees and undertakes on and after the Effective Date to:

        (a) conduct the business of NovaTec Inc. in the best interests of C.A.T. and its members;

        (b) do all things necessary to ensure the efficient implementation of the Schemes.

4.3 NovaTec Inc. hereby undertakes to do all those things and execute all those deeds and other documents as may be necessary or expedient on its part to implement the Schemes and, without limiting the generality of the foregoing, to perform each of the undertakings given by it in clauses 3 and 4 of this document.

4.4 NovaTec Inc. agrees that from the time it commences use of the new name advised by C.A.T. it will not do anything or fail to do anything that may, or may be calculated to, prejudice or bring into disrepute the names C.A.T. or Chip Application Technologies Limited.

4.5 NovaTec Inc. and C.A.T. hereby acknowledge and agree that the benefit of each of the covenants given by NovaTec Inc. in this document shall be held by C.A.T. on trust for all Scheme Shareholders and Scheme Optionholders as beneficiaries of those covenants.

4.6 NovaTec Inc. hereby acknowledges and agrees that to the extent of any inconsistency between the Schemes and NovaTec Inc.'s Charter Documents, the Schemes override NovaTec Inc.'s Charter Documents and bind NovaTec Inc. and all NovaTec Inc. shareholders.

4.7 NovaTec Inc. undertakes that it will choose that section 124-385 of the Income Tax Assessment Act 1997 ("the Act") applies to it and will make this choice in accordance with the Act within two months after the completion time (as defined in section 124-365(1) of the Act) or within such further time as the Commissioner of Taxation allows.

5       CONDITIONS PRECEDENT



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                                       10

5.1 The agreements contained in this document shall be subject in all respects to the following conditions:

        (a) the approval by meetings of C.A.T. Shareholders and C.A.T. Optionholders of the Shares Scheme and the Options Scheme respectively;

        (b) the Schemes being approved by the Court pursuant to Section 411(4) of the Corporations Law with or without modification;

        (c) receipt by NovaTec Inc. of ASX's approval to list NovaTec Inc. on the ASX and satisfaction of any conditions set out in ASX's approval; and

        (d) any relevant approval of the regulatory authorities in Australia being obtained to the issue of NovaTec Inc. Shares to Scheme Shareholders and Scheme Optionholders pursuant to the terms of the Schemes.

6       SEQUENCE

        The obligations set out in clauses 2, 3, 4 and 5 of this document shall be fulfilled by the respective parties in the sequence set out in the Schemes.

7       MISCELLANEOUS

7.1 The parties shall execute all documents and do all acts and things necessary for the full and effectual performance of the agreements contained in this document and the Schemes.

7.2 The obligations of the parties under this document shall terminate if the Schemes (with or without modification) do not become effective in accordance with their terms by 31 March 2000 or such other date as may be agreed between the parties in writing, but such termination shall not affect the liability of any party in respect of failure to perform an obligation under this document.

7.3 This document is governed by and is to be construed in accordance with the laws in force in the State of New South Wales.

7.4 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

THE COMMON SEAL of
CHIP APPLICATION TECHNOLOGIES        [SEAL]
LIMITED
is affixed in the
presence of:


/S/ JOHN WEIHEN                             /S/ DAVID MAC SMITH
---------------------------                 ------------------------------------
Company Secretary                           Director




/S/ JOHN WEIHEN                             /S/ DAVID MAC SMITH
---------------------------                 ------------------------------------
Name of Company Secretary/(print)           Name of Director (print)



NOVATEC INC.



By: /S/ PETER THOMAS HARVEY
---------------------------
Name    PETER THOMAS HARVEY
Title:   [Secretary]

                                   SCHEDULE 1
                                 C.A.T. OPTIONS

                    NO. OF OPTIONS
                    WITH "CONDITION         EXERCISE
   NO. OF OPTIONS     OF EXERCISE"           PRICE           EXPIRY DATE (EXERCISE PERIOD)
   --------------     ------------           -----           -----------------------------

     3,169,338                              $0.75         30 June 2000
     521,370          6,370                 $0.30         31 March 2001
     43,630           43,630                $0.30         31 March 2001
     23,333                                 $0.48         31 March 2001
     123,334                                $0.50         31 March 2001
     393,169                                $0.75         31 March 2001
     24,527                                 $0.75         31 May 2001
     250,000                                $0.33         1 August 2001
     250,000                                $0.66         1 August 2002
     250,000          250,000               $0.99         1 August 2003
     500,000                                $1.00         (1 July 1999 to anniversary 1 of issue date)
     500,000          500,000               $1.15         (1 July 2000 to anniversary 2 of issue date)
     500,000          500,000               $1.20         (1 July 2001 to anniversary 4 of issue date)
     500,000                                $1.60         (1 July 1999 to anniversary 5 of issue date)
     295,000          82,500                $0.95         (Range of dates in 1999)
                    (The vesting date
                    for 50,000 of these
                    options is
                    31 September
                     1999)
     422,500          422,500               $0.95         (Range of dates in 2000)
     365,000          365,000               $0.95         (Range of dates in 2001)
     130,000          130,000               $0.95         (Range of dates in 2002)

Note:

The "Condition of Exercise" referred to above is a condition that the optionholder continue to be employed by C.A.T. as at a particular vesting date.